Exhibit 10.29

Execution Version

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated as of June 8, 2023 (this “Agreement”), is made by and between Electriq Power, Inc. (the “Issuer”), a Delaware corporation, and John Michael Lawrie (the “Investor”), whose address is 515 N. Flagler Drive, Suite 520, West Palm Beach, FL 33401. Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

In consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the Investor and the Issuer agree as follows:

1. Purchase and Sale.

a. Subject to and on the terms and conditions set forth herein, the Investor hereby irrevocably subscribes for and agrees to purchase from the Issuer, and the Issuer hereby agrees to issue and sell to the Investor, such number of shares of the Issuer’s common stock, par value $0.00001 per share (the “Common Stock”), as is specified on the signature page hereto (the “Subscribed Shares”) for the purchase price specified on the signature page hereto. The aggregate purchase price to be paid by the Investor for the Subscribed Shares, which shall be the sum of (x) the First Closing Purchase Price (as defined below) and (y) the Second Closing Purchase Price (as defined below), is referred to herein as the “Subscription Amount.”

b. As a condition of and as an inducement to the Investor to purchase the Subscribed Shares, in connection and contingent upon the purchase of the Subscribed Shares, the Issuer will issue to the Investor, for each two Subscribed Shares, for no additional consideration, (i) 0.5 of a share of Common Stock (the “Common Stock Incentive Shares”) and (ii) 1 share of Series B Preferred Stock (the “Series B Preferred Shares”) (the Common Stock Incentive Shares and the Series B Preferred Shares, together with the Subscribed Shares, the “Securities”).

c. The Series B Preferred Stock shall have the rights, terms and conditions set forth with respect to such Series B Preferred Stock in the form of Issuer’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which is attached hereto as Exhibit A.

d. Notwithstanding anything to the contrary herein, no fraction of a share of any Security shall be issued pursuant to this Section 1, and, if the Investor would otherwise be entitled to a fraction of a share of a Security (after aggregating all fractions of a share of that Security), Investor shall instead have the number of shares of that Security issued to the Investor rounded down to the nearest whole number of shares of the Security, without payment in lieu of any such fractional shares.

2. Closings.

a. The first closing of the sale, purchase and issuance of the Securities contemplated hereby (the “First Closing”), in an amount equal to $3,000,000 (the “First Closing Purchase Price”), shall occur no later than 72 hours after the date and time at which TLG Acquisition One Corp. (“New Parent”) receives written comments from the U.S. Securities and Exchange Commission (the “SEC”) on Amendment No. 3 to New Parent’s Form S-4 (the “First Closing Date”); provided, however, that, notwithstanding anything to the contrary herein, the Investor may, in its sole discretion, determine not to proceed with the First Closing, in which case no Subscription Amount shall be due, no Securities shall be issued under this Agreement and all further obligations of the parties under this Agreement will terminate and will be of no further force and effect.

b. The second closing of the sale, purchase and issuance of the Securities contemplated hereby (the “Second Closing”; the First Closing and the Second Closing, each a “Closing,” and together the “Closings”), in an amount equal to $4,500,000 (the “Second Closing Purchase Price”), shall occur no later than the next Business Day after the date and time at which the SEC declares New Parent’s S-4 effective (the “Second Closing Date”; the First Closing Date and the Second Closing Date each being a “Closing Date”); provided, however, that, notwithstanding anything to the contrary herein, the Investor may, in its sole discretion, determine not to proceed with the Second Closing, in which case the Second Closing Purchase Price shall not be due and no Securities shall be issued in connection with the Second Closing.

c. On each Closing Date, upon (i) satisfaction or waiver of the conditions set forth in Section 3 below and (ii) delivery of written notice from (or on behalf of) the Issuer to the Investor (a “Closing Notice”) with respect to that Closing, the Investor shall deliver to the Issuer (i) the First Closing Purchase Price (with respect to the First Closing Date) or the Second Closing Purchase Price (with respect to the Second Closing Date) (x) by wire transfer of United States dollars in immediately available funds to the account(s) specified by the Issuer in that Closing Notice, to be held in escrow until that Closing and/or (y) cancellation or conversion of indebtedness of the Issuer, and (ii) any other information that is reasonably requested in that Closing Notice in order for the Issuer to issue the Investor’s Securities, including, without limitation, the legal name of the person whose name such Securities are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. At each Closing, the Issuer shall issue a number of Securities to the Investor corresponding to the First Closing Purchase Price (with respect to the First Closing Purchase Date) or the Second Closing Purchase Price (with respect to the Second Closing Purchase Date) and subsequently cause the Securities to be registered in book entry form, free and clear of any liens (other than those arising under this Agreement or any applicable securities laws) in the name of the Investor (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Investor, as applicable, on the Issuer’s securities register, the Issuer shall cause to be delivered to the Investor evidence from the Issuer’s transfer agent evidencing the issuance to the Investor of such Securities (in book entry form) on and as of that Closing Date, and the First Closing Purchase Price (with respect to the First Closing Purchase Date) or the Second Closing Purchase Price (with respect to the Second Closing Purchase Date) shall be released from escrow automatically and without further action by the Issuer or the Investor. For purposes of this Agreement, “business day” shall mean any day other than (a) any Saturday or Sunday or (b) any other day on which banks located in New York, New York are required or authorized by applicable law to be closed for business.

3. Conditions to Closings.

a. The obligation of the parties hereto to consummate the sale, purchase and issuance of the Securities pursuant to this Agreement on each Closing Date is subject to the condition that (i) as of such Closing Date, no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby and (ii) the Merger Agreement by and among New Parent, Eagle Merger Corp. and Issuer, dated November 13, 2022, as amended and/or restated from time to time (the “Business Combination Agreement”), pursuant to which the Issuer will become a wholly-owned subsidiary of New Parent (the “Business Combination”), has not been terminated in accordance with its terms; and

b. The obligation of the Issuer to consummate the sale and issuance of the Securities at each Closing pursuant to this Agreement shall be subject to the satisfaction or valid waiver by the Issuer of the additional conditions that:

(i) all representations and warranties of the Investor contained in this Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of that Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Agreement as of that Closing Date; and

(ii) the Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to that Closing.

c. The obligation of the Investor to consummate the purchase of the Securities at the First Closing pursuant to this Agreement shall be subject to the satisfaction or valid waiver by the Investor of the additional conditions that:

(i) all representations and warranties of the Issuer contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the First Closing Date, and consummation of the First Closing shall constitute a reaffirmation by the Issuer of each of the representations and warranties of the Issuer contained in this Agreement in all material respects as of the First Closing Date;

(ii) the Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the First Closing;

(iii) the Issuer shall have received, at the First Closing, subscriptions for the purchase of Securities by investors other than the Investor (“Other Investors”) in an amount equal to or greater than $3,000,000, the Other Investors shall have entered into subscription agreements that contain terms and conditions that are materially similar to this Agreement and the purchase price related to such subscriptions shall have been received by the Issuer at or prior to the time of the First Closing; and

(iv) the Issuer shall have filed the Certificate of Incorporation with the Delaware Secretary of State.

d. The obligation of the Investor to consummate the purchase of the Securities at the Second Closing pursuant to this Agreement shall be subject to the satisfaction or valid waiver by the Investor of the additional conditions that:

(i) all representations and warranties of the Issuer contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Second Closing Date, and consummation of the Second Closing shall constitute a reaffirmation by the Issuer of each of the representations and warranties of the Issuer contained in this Agreement in all material respects as of the Second Closing Date;

(ii) the Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Second Closing;

(iii) the First Closing shall have occurred; and

(iv) the Issuer shall have received, at the Second Closing, subscriptions for the purchase of Securities by Other Investors in an amount equal to or greater than $1,500,000, and the purchase price related to such subscriptions shall have been received by the Issuer at or prior to the time of the Second Closing.

4. Further Assurances. At each Closing, the Issuer and the Investor shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Agreement.

5. Issuer Representations and Warranties. The Issuer represents and warrants to the Investor, as of each Closing Date with respect to the Closing on that Closing Date, that:

a. The Issuer has been duly incorporated as a Delaware corporation and is validly existing and in good standing under the laws of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

b. As of that Closing Date, the Securities will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Agreement, the Securities will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Certificate of Incorporation or the Issuer’s bylaws (each as amended to that Closing Date) or under the General Corporation Law of the State of Delaware.

c. This Agreement has been duly authorized, executed and delivered by the Issuer and, assuming that this Agreement constitutes the valid and binding agreement of the Investor, this Agreement constitutes a valid and binding agreement of the Issuer and is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d. The issuance and sale of the Securities and the compliance by the Issuer with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer is subject that would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Issuer and its subsidiaries, taken as a whole, or materially affect the validity of the Securities or the legal authority of the Issuer to enter into and perform its obligations under this Agreement (a “Material Adverse Effect”); (ii)

result in any violation of the provisions of the organizational documents of the Issuer; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have a Material Adverse Effect.

e. Assuming the accuracy of the representations and warranties of the Investor set forth herein, the Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Securities pursuant to this Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, and (iii) consents, waivers, authorizations, orders, notices or filings, the failure of which to obtain or make, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

f. The Issuer is not, and immediately after receipt of payment for the Securities, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

g. The Issuer is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. The Issuer has not received any written communication from a governmental authority that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

h. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Issuer to the Investor.

i. Neither the Issuer nor any person acting on its behalf has offered or sold the Securities by any form of general solicitation or general advertising and the Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

j. The Issuer is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Securities to the Investor.

k. As of the date hereof, the total authorized capital stock of the Issuer is (i) 4,600,000,000 shares of Common Stock, of which 244,220,336 are issued and outstanding as of the date of this Agreement and as of the Closing and prior to the Closing, and (ii) 3,340,121,789 shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”), of which 2,180,734,856 are issued and outstanding as of the date of this Agreement and as of the Closing and prior to the Closing. All issued and outstanding shares of Common Stock and shares of Preferred Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights. Except as set forth in the Issuer’s organizational documents, there are no outstanding contractual obligations of the Issuer to repurchase, redeem or otherwise acquire any shares of Common Stock or Preferred Stock or any other capital stock of the Issuer. The Issuer has reserved 155,862,631 shares of Common Stock for issuance to officers, directors, employees and consultants of the Issuer pursuant to its 2015 Equity Incentive Plan duly adopted by the Board of Directors and approved by the Issuer stockholders (the “Stock Plan”). Of such reserved shares of Common Stock, no shares have been issued pursuant to restricted stock purchase agreements, options to purchase 152,138,783 shares of Common Stock have been granted and are currently outstanding, and 3,723,848 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. The Issuer has reserved 46,392,432 shares of Common Stock for issuance upon exercise of warrants and 535,749,799 shares of Common Stock for issuance in connection with Simple Agreements for Future Equity. Except for the securities set forth in this clause (k), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Issuer any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock.

l. The Issuer represents and warrants as of the date hereof, and covenants and agrees from and after the date hereof until the earlier of (x) the closing the Business Combination (as defined below) or (y) the first anniversary of the date hereof, that the terms of any other subscription agreement or other similar agreement entered into by the Issuer (an “Other Agreement”) will not include terms and conditions that are materially more favorable (“More Favorable Terms”) to any investor party thereto which has subscribed for the same or fewer shares of Common Stock as the number of Subscribed Shares subscribed for (in the aggregate) by the Investor and any of its Affiliates (a “Covered Investor”), other than terms particular to the regulatory requirements of such investor or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of securities thereunder. If, and whenever on or after the date hereof, the Issuer desires to enter into an Other Agreement with a Covered Investor that contains More Favorable Terms, then (i) the Issuer shall provide prior written notice thereof to the Investor and (ii) upon execution by the Issuer and such Covered Investor of such Other Agreement, the terms and conditions of this Agreement shall be, without any further action by the Investor or the Issuer, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the More Favorable Terms; provided that, upon written notice to the Issuer at any time, the Investor may elect not to accept the benefit of any one or more More Favorable Terms, in which event the term or condition contained in this Agreement shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor. The provisions of this Subsection 5(l) shall not apply to terms or conditions related to differences in timing of closing of Other Securities Purchase Agreements.

m. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Issuer, threatened against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer.

6. Investor Representations and Warranties. The Investor represents and warrants to the Issuer that:

a. The Investor is either a U.S. investor or non-U.S. investor as set forth under its name on the signature page hereto, and accordingly represents the applicable additional matters under clause (i) or (ii) below:

(i) Applicable to U.S. investors: At the time Investor was offered the Securities, it was, as of the date hereof, the Investor is, and as of each Closing Date the Investor will be (x) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), or an “accredited investor” (within the meaning of Rule 501 under the Securities Act), (y) acquiring the Securities only for its own account and not for the account of others, or if the Investor is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, each owner of each such account is independently a qualified institutional buyer, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account and (z) is not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or the securities law of any other jurisdiction (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Securities.

(ii) Applicable to non-U.S. investors: The Investor understands that the sale of the Securities is made pursuant to and in reliance upon Regulation S promulgated under the Securities Act (“Regulation S”). The Investor is not a U.S. Person (as defined in Regulation S), it is acquiring the Securities in an offshore transaction in reliance on Regulation S, and it has received all the information relevant to its acquisition of the Securities hereunder outside of the United States. The Investor understands and agrees that securities sold pursuant to Regulation S may be subject to restrictions thereunder, including compliance with the distribution compliance period provisions therein.

b. If the Investor is a resident or subject to the laws of Canada, the Investor hereby declares, represents, warrants and agrees as set forth in the attached Schedule B.

c. The Investor acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of Securities have not been registered under the Securities Act. The Investor acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book entry positions representing the Securities shall contain a restrictive legend to such effect. The Investor covenants that the Subscribed Shares and the Common Stock Incentive Shares will not be offered, resold, transferred, pledged or otherwise disposed of by the Investor until one year after the date of this Agreement, other than pursuant to the terms of the Business Combination Agreement. The Investor covenants that it will not offer, resell, transfer, pledge or otherwise dispose of the Series B Preferred Shares until three years after the date of this Agreement, other than pursuant to the terms of the Business Combination Agreement. The Investor further acknowledges and agrees that the New Parent Common Stock received in exchange for the Subscribed Shares and the Common Stock Incentive Shares, and the New Parent Preferred Stock received in exchange for the Series B Preferred Shares, may not be transferrable after the consummation of the Business Combination pursuant to and except in accordance with the terms of lock-up agreements entered into in connection with the Business Combination and the governing documents of New Parent. The Investor acknowledges and agrees that the Securities will be subject to the foregoing transfer restrictions, and that, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, pledge, transfer or otherwise dispose of the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities.

d. The Investor acknowledges and agrees that it is aware the Securities are being offered under the exemption from registration provided by Section 4(a)(2) of the Securities Act, Regulation D or Regulation S.

e. The Investor acknowledges and agrees that the Investor is purchasing the Securities from the Issuer. The Investor further acknowledges that it is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer, including but not limited to the Business Combination and all business, legal, regulatory, accounting, credit and tax matters and that there have been no, representations, warranties, covenants and agreements made to the Investor by or on behalf of the Issuer or any of its affiliates or any of the subsidiaries, control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer included in this Agreement.

f. Either (1) the Investor’s acquisition and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law or (2) the Investor is not a Benefit Plan Investor as contemplated by ERISA.

g. The Investor acknowledges and agrees that the Investor has received and has had an opportunity to review such information as the Investor deems necessary or desirable in order to make an investment decision with respect to the Securities. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have conducted its own investigation of the Issuer and the Securities, received and reviewed the offering materials made available to the Investor and had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. The Investor further acknowledges that the information provided to the Investor may change after the date hereof and the Issuer is under no obligation to inform the Investor regarding any such changes, except to the extent such changes would reasonably be expected to cause the failure of the Issuer to satisfy a condition to the Investor’s obligations at a Closing Date.

h. The Investor acknowledges and agrees that the Investor has determined based on its own independent review and such professional advice as it has deemed appropriate, that the purchase of the Securities and participation in the Transaction are consistent with the Investor’s financial needs, objectives and condition and comply and are consistent with all material investment policies, guidelines and other restrictions, if any, applicable to the Investor.

i. The Investor became aware of this offering of the Securities solely by means of direct contact between the Investor and the Issuer or a representative of the Issuer, and the Securities were offered to the Investor solely by direct contact between the Investor and the Issuer or a representative of the Issuer. The Investor did not become aware of this offering of the Securities, nor were the Securities offered to the Investor, by any other means. The Investor acknowledges that the Securities (i) were not offered to it by any form of general solicitation or general advertising and (ii) are not being offered to it in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer or any of its affiliates or any of their respective subsidiaries, control persons, officers, directors, employees, partners, agents or representatives), other than the representations and warranties of the Issuer contained in Section 5 of this Agreement, in making its investment or decision to invest in the Issuer, and except for the foregoing, the Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Transaction, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer and it has independently satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Securities.

j. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities. The Investor is a sophisticated investor, experienced in private equity transactions and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary or desirable to make an informed investment decision and the Investor has made its own assessment and has satisfied itself concerning relevant tax or other economic considerations relative to its purchase of the Securities. The Investor is able to sustain a complete loss on its investment in the Securities.

k. Alone, or together with any professional advisor(s), the Investor acknowledges that it has reviewed the documents made available to the Investor and has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Issuer. The Investor acknowledges specifically that a possibility of total loss exists.

l. In making its decision to purchase the Securities, the Investor has relied solely upon independent investigation made by the Investor.

m. The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

n. If the Investor is not a natural person, the Investor has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Agreement.

o. The execution, delivery and performance by the Investor of this Agreement are within the powers of the Investor, and, have been duly authorized (if the Investor is not a natural person) and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not a natural person, will not conflict with or violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Agreement is genuine, and the signatory has been duly authorized to execute the same, and, this Agreement has been duly executed and delivered by the Investor and, assuming that this Agreement constitutes the valid and binding obligation of the Issuer, this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

p. The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Investor maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Securities were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

q. [Reserved.]

r. [Reserved.]

s. In connection with the issue and purchase of the Securities, neither the Issuer nor any of its affiliates have acted as the Investor’s financial advisor or fiduciary.

t. [Reserved.]

u. The Investor has or has commitments to have, and, when required to deliver payment to the Issuer pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Securities when required pursuant to this Agreement.

v. The Investor acknowledges and agrees that it is not an underwriter within the meaning of Section 2(a)(11) of the Securities Act and that the purchase and sale of Securities hereunder meets the exemptions from filing under FINRA Rule 5123(b)(1).

v. The Investor acknowledges that certain information provided to it was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

7. Registration Rights.

a. The Investor acknowledges and agrees that, in the event that the Issuer consummates the Business Combination, the Securities will be exchanged for shares of common and preferred stock of New Parent (the securities of New Parent received in that exchange, the “New Parent Common Stock” and the “New Parent Preferred Stock,” respectively) pursuant to the terms of the Business Combination Agreement. The Investor’s registration rights with respect to New Parent Common Stock will be governed by the terms of the A&R Registration Rights Agreement, which the Investor hereby agrees to execute, as requested by the Issuer, in connection with the consummation of the Business Combination.

b. Nothing in this Section 7 shall obligate the Issuer to register the Securities at any time or to cause New Parent to file a registration statement registering the resale of the Securities or any New Parent Common Stock or New Parent Preferred Stock if the Business Combination is not consummated.

8. Short Sales Agreement. The Investor hereby agrees that, from the date of this Agreement, none of the Investor, its controlled affiliates, or any person or entity acting on behalf of the Investor or any of its controlled affiliates or pursuant to any understanding with Investor or any of its controlled affiliates will engage in any Short Sales with respect to securities of the Issuer or of New Parent. For purposes of this Section 8, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis). Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with the Investor that have no knowledge of this Agreement or of the Investor’s participation in the Business Combination (including the Investor’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, this Section 8 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscription Amount covered by this Agreement.

9. Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) the mutual written agreement of each of the parties hereto to terminate this Agreement and (b) if any of the conditions to the First Closing Date set forth in Section 3 of this Agreement are not satisfied or waived, or are not capable of being satisfied, on or prior to the First Closing Date and, as a result thereof, the transactions contemplated by this Agreement to occur on the First Closing Date will not be and are not consummated at the First Closing; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach.

10. Miscellaneous.

a. The Investor hereby agrees that its identity and the Agreement, as well as the nature of the Investor’s obligations hereunder, may be disclosed in any public announcement or disclosure required by the SEC and in any registration statement, proxy statement, consent solicitation statement or any other SEC filing to be filed by the Issuer in connection with the issuance of Securities contemplated by this Agreement and/or the Business Combination.

b. The Investor acknowledges that the Issuer will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to each Closing, the Investor agrees to promptly notify the Issuer if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify the Issuer if they are no longer accurate in all respects). The Investor agrees that each purchase by the Investor of Securities from the Issuer will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase. Prior to each Closing, each party hereto agrees to promptly notify the other party hereto if any of the acknowledgments, understandings, agreements, representations and warranties made by such party as set forth herein are no longer accurate in all material respects.

c. [Reserved.]

d. The Issuer and the Investor are each entitled to rely upon this Agreement and each is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

e. All of the agreements, representations and warranties made by each party hereto in this Agreement shall survive each Closing, if such Closing occurs.

f. This Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

g. This Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

h. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Issuer shall be entitled to seek specifically and enforce the Investor’s obligations to fund the Subscription Amount in accordance with the terms and subject to the conditions set forth in this Agreement.

l. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Investor, to such address(es) or email address(es) set forth herein;

(ii) if to, prior to a Closing, the Issuer, to:

Electriq Power, Inc.

625 N. Flagler Drive

West Palm Beach, FL 33401

Attention: Legal Department

Email: Jim.vanhoof@electriqpower.com

Phone Number: 860-996-2411

with a required copy to (which copy shall not constitute notice):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Attention: David Landau

                  Anthony Ain

Email:       dlandau@egsllp.com

                   aain@egsllp.com

m. The Investor shall pay all of its own expenses in connection with this Agreement and the transactions contemplated herein.

n. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 10(n) OF THIS AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

o. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(o).

11. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer or any of its affiliates and any of the subsidiaries, control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of the Issuer expressly contained in Section 5 of this Agreement, in making its investment or decision to invest in the Securities. The Investor agrees that no other party to the Business Combination Agreement (for the avoidance of doubt, other than the Issuer), including any such party’s representatives, affiliates or any of its or their control persons, officers, directors, employees or representatives that is not a party hereto shall be liable to the Investor pursuant to this Agreement, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities or with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Issuer concerning the Issuer or any of its affiliates and any of their respective subsidiaries, control persons, officers, directors, employees, partners, agents or representatives, this Agreement or the transactions contemplated hereby.

12. Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to any breach of any term or condition of this Agreement may only be brought against, the entities that are expressly named as parties hereto and then only to the extent of the specific obligations set forth herein with respect to such party.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor: John Michael Lawrie		State/Country of Formation or Domicile:

By:	/s/ John Michael Lawrie
Name:
Title:

Name in which Securities are to be registered (if different):		Date: June 8, 2023

Investor’s EIN:

Investor status (mark one):		☐ U.S. investor ☐ Non U.S. investor

Business Address-Street:		Mailing Address-Street (if different):

City, State, Zip:		City, State, Zip:

Attn:		Attn:
Telephone No.:		Telephone No.:
Facsimile No.:		Facsimile No.:
Email:		Email:

Number of Subscribed Shares subscribed for:		39,467,425 at First Closing and 59,201,137 at Second Closing

Number of Common Stock Incentive Shares:		9,866,856 at First Closing and 14,800,284 Second Closing

Number of Series B Preferred Shares issued:		19,736,842 at First Closing and 29,605,263 at Second Closing

Aggregate Subscription Amount: $7,500,000		Price Per Subscribed Share: $0.07601

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in a Closing Notice and/or cancellation or conversion of indebtedness of the Issuer.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the Issuer has accepted this Agreement as of the date set forth below.

ELECTRIQ POWER, INC.

By:	/s/ Frank Magnotti
Name:	Frank Magnotti
Title:	Chief Executive Officer

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

This Schedule must be completed by a U.S. Investor and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. Investor must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A.	NATURAL PERSONS

(Please check the applicable subparagraphs):

☐	Investor is a natural person whose net worth, either individually or jointly with such person’s spouse or spousal equivalent, at the time of Investor’s purchase, exceeds $1,000,000.[1]

☐

Investor is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.[2]

☐	Investor is a natural person who is an officer or director of the Issuer.

B.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	Investor is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

☐	Investor is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, and each owner of such accounts is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

[1]

For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

[2]

In determining individual “income,” a person should add to such person’s individual taxable adjusted gross income (exclusive of any spousal or spousal equivalent income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

Subscription Agreement Schedule A - 1

Investor is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has checked below the box(es) for the applicable provision under which Investor qualifies as such:

☐

Investor is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, limited liability company or partnership not formed for the specific purpose of acquiring the securities of the Issuer being offered in this offering, with total assets in excess of $5,000,000.

☐	Investor is a “private business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	Investor is a “bank” as defined in Section 3(a)(2) of the Securities Act.

☐	Investor is a “savings and loan association” or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

☐	Investor is a broker or dealer registered pursuant to Section 15 of the Exchange Act.

☐	Investor is an “insurance company” as defined in Section 2(a)(13) of the Securities Act.

☐	Investor is an investment company registered under the Investment Company Act of 1940.

☐	Investor is a “business development company” as defined in Section 2(a)(48) of the Investment Company Act of 1940.

☐	Investor is a “Small Business Investment Company” licensed by the U.S. Small Business Administration under either Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐

Investor is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000.

☐

Investor is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is one of the following.

☐	A bank;

☐	A savings and loan association;

☐	A insurance company; or

☐	A registered investment adviser.

Subscription Agreement Schedule A - 2

☐	Investor is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 with total assets in excess of $5,000,000.

☐

Investor is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 that is a self-directed plan with investment decisions made solely by persons that are accredited investors.

☐

Investor is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered by the Issuer in this offering, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

☐

Investor is a “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 that was not formed for the specific purpose of acquiring the securities of the Issuer being offered in this offering, with total assets in excess of $5,000,000 and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment and is an “Institutional Family Office” for purposes of Regulation Best Interest and Form CRS under the terms of the SEC No-Action Letter filed on December 23, 2020[3].

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box) INVESTOR:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.

[3]	The SEC No-Action Letter can be found at https://www.sec.gov/divisions/marketreg/mr-noaction/2020/sifma-122320-regbi.pdf.

Subscription Agreement Schedule A - 3

SCHEDULE B

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR (Canadian Investors Only)

1.	We hereby declare, represent and warrant that:

(a)

we are purchasing the Securities as principal for our own account, or are deemed to be purchasing the Securities as principal for our own account in accordance with applicable Canadian securities laws, and not as agent for the benefit of another investor;

(b)	we are residents in or subject to the laws of one of the provinces or territories of Canada;

(c)

we are entitled under applicable Canadian securities laws to purchase the Securities without the benefit of a prospectus qualified under such securities laws and, without limiting the generality of the foregoing, are both: (i) an “accredited investor” as defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or section 73.3(2) of the Securities Act (Ontario) by virtue of satisfying the indicated criterion in the list below, and we are not a person created or used solely to purchase or hold securities as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106; and (ii) a “permitted client” as defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI 31-103”) by virtue of satisfying the indicated criterion in the list below;

(d)

we have received, reviewed and understood, this Subscription Agreement and, are basing our investment decision solely on this Subscription and not on any other information concerning the Issuer or the offering of the Securities;

(e)

the acquisition of Securities does not and will not contravene any applicable Canadian securities laws, rules or policies of the jurisdiction in which we are resident and does not trigger (i) any obligation to prepare and file a prospectus or similar document or (ii) any registration or other similar obligation on the part of any person;

(f)

we will execute and deliver within the applicable time periods all documentation as may be required by applicable Canadian securities laws to permit the purchase of the Securities on the terms set forth herein and, if required by applicable Canadian securities laws, will execute, deliver and file or assist the Issuer in obtaining and filing such reports, undertakings and other documents relating to the purchase of the Securities as may be required by any applicable Canadian securities laws, securities regulator, stock exchange or other regulatory authority; and

(g)

neither we nor any party on whose behalf we are acting has been established, formed or incorporated solely to acquire or permit the purchase of Securities without a prospectus in reliance on an exemption from the prospectus requirements of applicable Canadian securities laws.

2.

We are aware of the characteristics of the Securities, the risks relating to an investment therein and agree that we must bear the economic risk of its investment in the Securities. We understand that we will not be able to resell the Securities under applicable Canadian securities laws except in accordance with limited exemptions and compliance with other requirements of applicable law, and we (and not the Issuer) are responsible for compliance with applicable resale restrictions or hold periods and will comply with all relevant Canadian securities laws in connection with any resale of the Securities.

3.

We hereby undertake to notify the Issuer immediately of any change to any declaration, representation, warranty or other information relating to us set forth herein which takes place prior to the closing of a purchase of the Securities applied for hereby.

Subscription Agreement Schedule B - 1

4.

We understand and acknowledge that (i) the Issuer is not a reporting issuer in any province or territory in Canada and its securities are not listed on any stock exchange in Canada and there is currently no public market for the Securities in Canada; and (ii) the Issuer currently has no intention of becoming a reporting issuer in Canada and the Issuer is not obligated to file and has no present intention of filing a prospectus with any securities regulatory authority in Canada to qualify the resale of the Securities to the public, or listing the Issuer’s securities on any stock exchange in Canada and thus the applicable restricted period or hold period may not commence and the Securities may be subject to an unlimited hold period or restricted period in Canada and in that case may only be sold pursuant to limited exemptions under applicable securities legislation.

5.	We confirm we have reviewed the applicable resale restrictions under relevant Canadian securities legislation and regulations.

6.

It is acknowledged that we should consult our own legal and tax advisors with respect to the tax consequences of an investment in the Securities in our particular circumstances and with respect to the eligibility of the Securities for investment by us and resale restrictions under relevant Canadian securities legislation and regulations, and that we have not relied on the Issuer for any legal, tax or financial advice.

7.

If we are a resident of Quebec, we acknowledge that it is our express wish that all documents evidencing or relating in any way to the sale of the Securities be drawn up in the English language only. Les parties reconnaissent leur volonté expresse que la présente convention ainsi que tous les documents et contrats s’y rattachant directement ou indirectement soient rédigés en anglais seulement.

8.

We understand and acknowledge that we are making the representations, warranties and agreements contained herein with the intent that they may be relied upon by the Issuer and the agents in determining our eligibility to purchase the Securities, including the availability of exemptions from the prospectus requirements of applicable Canadian securities laws in connection with the issuance of the Securities.

9.

We consent to the collection, use and disclosure of certain personal information for the purposes of meeting legal, regulatory, self-regulatory, security and audit requirements (including any applicable tax, securities, money laundering or anti-terrorism legislation, rules or regulations) and as otherwise permitted or required by law, which disclosures may include disclosures to tax, securities or other regulatory or self-regulatory authorities in Canada and/or in foreign jurisdictions, if applicable, in connection with the regulatory oversight mandate of such authorities.

10.

If we are an individual resident in Canada, we acknowledge that: (A) the Issuer or the agents may be required to provide personal information pertaining to us as required to be disclosed in Schedule I of Form 45-106F1 Report of Exempt Distribution (“Form 45-106F1”) under NI 45-106 (including its name, email address, address, telephone number and the aggregate purchase price paid by the purchaser) (“personal information”) to the securities regulatory authority or regulator in the local jurisdiction (the “Regulator”); (B) the personal information is being collected indirectly by the Regulator under the authority granted to it in securities legislation; and (C) the personal information is being collected for the purposes of the administration and enforcement of the securities legislation; and by purchasing the securities, we shall be deemed to have authorized such indirect collection of personal information by the Regulator. Questions about the indirect collection of information should be directed to the Regulator in the local jurisdiction, using the contact information set out below:

Subscription Agreement Schedule B - 2

(a)	in Alberta, the Alberta Securities Commission, Suite 600, 250—5th Street SW, Calgary, Alberta T2P 0R4, Telephone: (403) 297-6454, toll free in Canada: 1-877-355-0585, Email: inquiries@asc.ca;

(b)

in British Columbia, the British Columbia Securities Commission, P.O. Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2, Inquiries: (604) 899-6854, toll free in Canada: 1-800-373-6393, Email: inquiries@bcsc.bc.ca;

(c)	in Manitoba, The Manitoba Securities Commission, 500—400 St. Mary Avenue, Winnipeg, Manitoba R3C 4K5, Telephone: (204) 945-2548, toll free in Manitoba 1-800-655-5244, Email: securities@gov.mb.ca;

(d)

in New Brunswick, Financial and Consumer Services Commission (New Brunswick), 85 Charlotte Street, Suite 300, Saint John, New Brunswick E2L 2J2, Telephone: (506) 658-3060, toll free in Canada: 1-866-933-2222, Email: info@fcnb.ca;

(e)

in Newfoundland and Labrador, Government of Newfoundland and Labrador, Financial Services Regulation Division, P.O. Box 8700, Confederation Building, 2nd Floor, West Block, Prince Philip Drive, St. John’s, Newfoundland and Labrador, A1B 4J6, Attention: Director of Securities, Telephone: (709) 729-4189,

(f)

in the Northwest Territories, the Government of the Northwest Territories, Office of the Superintendent of Securities, P.O. Box 1320, 1st Floor, Stuart Hodgson Building, 5009 49th Street, Yellowknife, Northwest Territories X1A 2L9, Attention: Deputy Superintendent, Legal & Enforcement, Telephone: (867) 767-9305, Email: securitiesregistry@gov.nt.ca;

(g)

in Nova Scotia, the Nova Scotia Securities Commission, Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458, Halifax, Nova Scotia B3J 2P8, Telephone: (902) 424-7768; toll free in Nova Scotia: 1-855-424-2499, Email: NSSCinquiries@novascotia.ca;

(h)	in Nunavut, Government of Nunavut, Department of Justice, Legal Registries Division, P.O. Box 1000, Station 570, 1st Floor, Brown Building, Iqaluit, Nunavut X0A 0H0, Telephone: (867) 975-6590;

(i)

in Ontario, the Inquiries Officer at the Ontario Securities Commission, 20 Queen Street West, 20th Floor, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8314, toll free in Canada: 1-877-785-1555, Email: inquiries@osc.gov.on.ca;

(j)	in Prince Edward Island, the Prince Edward Island Securities Office, 95 Rochford Street, 4th Floor Shaw Building, P.O. Box 2000, Charlottetown, Prince Edward Island C1A 7N8, Telephone: (902) 368-4569;

(k)	in Québec, the Autorité des marchés financiers, 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3, Telephone: (514) 395-0337 or 1-877-525-0337;

(l)	in Saskatchewan, the Financial and Consumer Affairs Authority of Saskatchewan, Suite 601—1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2, Telephone: (306) 787-5645, Email: fcaa@gov.sk.ca; and

(m)	in Yukon, Office of the Yukon Superintendent of Securities, Government of Yukon, 307 Black Street, 1st Floor, Whitehorse, Yukon Y1A 2N1, Telephone: (867) 667-5466.

11.

We hereby represent, warrant, covenant and certify that we are, or any party on whose behalf we are acting is, an “accredited investor” as defined in NI 45-106 or section 73.3(1) of the Securities Act (Ontario) by virtue of satisfying the indicated criterion below:

NOTE: If you check the box beside paragraphs (j), (k) or (l) below, you must complete and execute Appendix 1 to this Schedule B.

Subscription Agreement Schedule B - 3

☐	(a) a Canadian financial institution, or a Schedule III bank (or in Ontario, a bank listed in Schedule I, II, or III of the Bank Act (Canada));

☐	(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐

(c)   a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐	(d) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer;

☐	(e) an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

☐

(e.1)  an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐	(f) the Government of Canada or a jurisdiction of Canada, or any crown Company, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada;

☐

(g)   a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐	(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐	(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐

(j)  an individual who, either alone or with a spouse, beneficially owns, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds C$1,000,000;

If you check beside paragraph (j) above, you must complete and execute Appendix 1 to this Schedule B.

☐	(j.1) an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds C$5,000,000;

Subscription Agreement Schedule B - 4

☐

(k)   an individual whose net income before taxes exceeded C$200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded C$300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

If you check beside paragraph (k) above, you must complete and execute Appendix 1 to this Schedule B.

☐	(l) an individual who, either alone or with a spouse, has net assets of at least C$5,000,000; If you check beside paragraph (l) above, you must complete and execute Appendix 1 to this Schedule B.

☐	(m) a person, other than an individual or investment fund, that has net assets of at least C$5,000,000 as shown on its most recently prepared financial statements;

☐

(n)   an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], or 2.19 [Additional investment in investment funds] of NI 45-106, or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

☐

(o)   an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐

(p)   a trust company or trust Company registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust Company, as the case may be;

☐

(q)   a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

☐

(r)   a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐	(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

☐

(t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

☐	(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;

Subscription Agreement Schedule B - 5

☐	(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or

☐

(w)  a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

For the purposes hereof, the following definitions are included for convenience:

A.	“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

“Canadian financial institution” means (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) a bank, loan Company, trust company, trust Company, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or credit union league or federation that, in each case, is authorized by an enactment of a statute of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“company” means any Company, incorporated association, incorporated syndicate or other incorporated organization;

“entity” means a company, syndicate, partnership, trust or unincorporated organization;

“financial assets” means (i) cash, (ii) securities, or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“founder” means, in respect of an issuer, a person who, (i) acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and (ii) at the time of the distribution or trade is actively involved in the business of the issuer;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“individual” means a natural person, but does not include a partnership, unincorporated association, unincorporated organization, trust, or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative;

“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an employee venture capital Company that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments and a venture capital Company registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c. 429 whose business objective is making multiple investments;

Subscription Agreement Schedule B - 6

“person” includes (a) an individual, (b) a Company, (c) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and (d) an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“related liabilities” means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets or (ii) liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“spouse” means an individual who (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In NI 45-106 a person or company is an affiliate of another person or company if one is a subsidiary of the other, or if each of them is controlled by the same person or company.

In NI 45-106 and except in Part 2 Division 4 of NI 45-106, a person (first person) is considered to control another person (second person) if (a) the first person beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

In NI 45-106 a trust company or trust Company described in paragraph (p) above of the definition of “accredited investor” (other than in respect of a trust company or trust Company registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada) is deemed to be purchasing as principal.

In NI 45-106 a person described in paragraph (q) above of the definition of “accredited investor” is deemed to be purchasing as principal.

Subscription Agreement Schedule B - 7

APPENDIX 1 TO SCHEDULE B

RISK ACKNOWLEDGEMENT CERTIFICATE

{This Appendix must be completed if the purchaser is an individual relying on category (j), (k) or (l) of the “accredited investor” definition in Schedule B above}

Form 45-106F9

Form for Individual Accredited Investors

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER

1. About your investment

Type of securities: Common stock	Issuer: Electriq Power, Inc.

Purchased from: Electriq Power, Inc.

SECTIONS 2 TO 4 TO BE COMPLETED BY THE SUBSCRIBER

2. Risk acknowledgement

This investment is risky. Initial to the right of each category that you understand that:	Your initials

Risk of loss – You could lose your entire investment of C$_____________. [Instruction: Insert the total dollar amount of the investment.]

Liquidity risk – You may not be able to sell your investment quickly – or at all.

Lack of information – You may receive little or no information about your investment.

Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.

3. Accredited investor status

You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials

•  Your net income before taxes was more than C$200,000 in each of the 2 most recent calendar years, and you expect it to be more than C$200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)

Subscription Agreement Schedule B (Appendix 1) - 1

•  Your net income before taxes combined with your spouse’s was more than C$300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than C$300,000 in the current calendar year.

• Either alone or with your spouse, you own more than C$1 million in cash and securities, after subtracting any debt related to the cash and securities.

• Either alone or with your spouse, you have net assets worth more than C$5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

4. Your name and signature

By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.

First and last name (please print):

Signature: X	Date: ____________, 202_

SECTION 5 TO BE COMPLETED BY THE SALESPERSON

5. Salesperson information

[Instruction: The salesperson is the person who meets with, or provides information to, the subscriber with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]

First and last name of salesperson (please print):

Telephone:	E-mail:

Name of firm (if registered):

SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER

6. For more information about this investment

Electriq Power, Inc.

625 N. Flagler Drive

West Palm Beach, FL 33401

Attention: Legal Department

Email: jim.vanhoof@electriqpower.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Form instructions:

1. The information in sections 1, 5 and 6 must be completed before the subscriber completes and signs the form.

Subscription Agreement Schedule B (Appendix 1) - 2

2. The subscriber must sign this form. Each of the subscriber and the issuer or selling security holder must receive a copy of this form signed by the subscriber. The issuer or selling security holder is required to keep a copy of this form for 8 years after the distribution.

Subscription Agreement Schedule B (Appendix 1) - 3

EXHIBIT A

ELECTRIQ POWER, INC. CERTIFICATE OF INCORPORATION

Subscription Agreement Schedule B (Appendix 1) - 4